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                                                                    Exhibit 10.9


                 ASSIGNMENT AND ASSUMPTION OF LICENSE AGREEMENT

                  ASSIGNMENT AND ASSUMPTION OF LICENSE AGREEMENT (this "Assignment"), dated as of the __ day of December, 1998, by and between GP Strategies Corporation, a Delaware corporation ("Assignor"), and Millennium Cell, LLC, a Delaware limited liability company ("Assignee").

                                    RECITALS:

                  WHEREAS, Assignor has entered into a Subscription Agreement, dated as of December ___, 1998, with Assignee, pursuant to which Assignor will contribute substantially all of the assets of its Battery Technology Group to Assignee;

                  WHEREAS, Assignor entered into a license agreement, dated July 31, 1997, with Steven C. Amendola (the "License"), pursuant to which Assignor obtained a license from Steven C. Amendola for the right to use the Invention (as defined in the License) to make, use and sell Licensed Products (as defined in the License) within the Licensed Territory (as defined in the License);

                  WHEREAS, Assignor desires to assign all of its right, title and interest under the License to Assignee and Assignee desires to assume all such right, title and interest; and

                  WHEREAS, Assignor will receive royalty payments from Assignee in consideration, among other things, for Assignor's assignment of the License.

                  NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                  1. Assignor hereby grants, assigns, conveys, sets over and delivers to Assignee and its successors and assigns all of its right, title and interest in and to the License, effective on the date hereof, which right, title and interest Assignee accepts and agrees to assume.

                  2. Assignee hereby assumes the performance of all terms, covenants, conditions and agreements to be performed or observed by the Assignor under the License on or after the date this Assignment is effective.

                  3. The following royalties will be paid on an annual basis by Assignee to Assignor based on Assignee's annual sales relating to products manufactured or produced using the Invention (the "Sales").

                           A. Royalty of 5% of the first $10 million of Sales ($500,000 royalty)
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                           B.   Royalty of 4% of the second $15 million of Sales
                                ($600,000 royalty)

                           C. Royalty of 2-1/2% of the third $25 million of Sales ($625,000 royalty)

                           D.   Royalty of 1% thereafter of Sales

                           The parties to this Assignment agree to negotiate in
good faith to create a mechanism by which, at the appropriate time, the royalty may be exchanged for an equity interest in the Company.

                  4. Assignor represents and warrants that it owns the License free from infringement and free and clear from any claims and encumbrances of any kind whatsoever.

                  5. Assignor represents and warrants that it has the right to enter into this Agreement and does not require the consent of any third party or governmental agency to do so.

                  6. Assignor represents and warrants that there is no action or proceeding pending, and there is no basis for or threat of any such action or proceeding, that would materially adversely affect the rights of Assignee and this Agreement.

                  7. Assignor agrees to defend, pay and indemnify Assignee and hold Assignee harmless of, from and against any and all liabilities, loss, damage, suits, penalties, claims and demands of every kind or nature, including, without limitation, reasonable attorneys' fees and expenses, by reason of, resulting from or in connection with Assignor's failure to comply, prior to the date this Assignment is effective, with the terms, covenants, conditions and agreements contained in the License.

                  8. Assignee agrees to defend, pay and indemnify Assignor and hold Assignor harmless of, from and against any and all liabilities, loss, damage, suits, penalties, claims and demands of every kind or nature, including, without limitation, reasonable attorneys' fees and expenses, by reason of, resulting from or in connection with Assignee's failure to comply, from and after the date this Assignment is effective, with the terms, covenants, conditions and agreements contained in the License.

                  9. This Assignment shall inure to the benefit of, and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

                  10. Except as modified herein, all of the terms and conditions of the License, as heretofore in effect, shall remain in full force and effect and, as modified hereby, the License is hereby ratified and confirmed in all respects.

                  11. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same
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Assignment. It shall not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.

                  12. This Assignment shall be construed in accordance with, and governed by, the laws of the state of New York as applied to contracts made and to be performed entirely in the state of New York without regard to principles of conflicts of law.


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                  IN WITNESS WHEREOF, Assignor and Assignee have duly executed this Assignment as of the day and year first above written.

                                          MILLENNIUM CELL, LLC

                                          By:  /s/ E. Alan Brumberger
                                             -----------------------------------
                                             Name: E. Alan Brumberger
                                             Title: Manager

                                          By:  /s/ Jerome I. Feldman
                                             -----------------------------------
                                             Name: Jerome I. Feldman
                                             Title: Executive Vice President

                                          GP STRATEGIES CORPORATION

                                          By:   /s/ Jerome I. Feldman
                                             -----------------------------------
                                              Name: Jerome I. Feldman
                                              Title: President

                  The undersigned hereby consents to the transactions described in this Assignment.

                                                /s/ Steven C. Amendola
                                             -----------------------------------
                                                    Steven C. Amendola


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